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                                                               Exhibit 10(xviii)



                        St. Paul Federal Bank For Savings

                           and St. Paul Bancorp, Inc.

                   Nonqualified Retirement Plan for Directors
















                As Amended and Restated Effective January 1, 1999




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          St. Paul Federal Bank For Savings and St. Paul Bancorp, Inc.
                   Nonqualified Retirement Plan for Directors

               (As Amended and Restated Effective January 1, 1999)


ARTICLE I. - INTRODUCTION


1.1. Plan. The St. Paul Federal Bank For Savings and St. Paul Bancorp, Inc. Nonqualified Retirement Plan for Directors (the "Plan") is maintained by the St. Paul Federal Bank For Savings (the "Bank") and St. Paul Bancorp, Inc. (the "Company") for the benefit of certain of the members of the Boards of Directors of the Bank and the Company.

1.2. Effective Date. The Plan originally was adopted on July 21, 1989. The Plan was amended and restated, effective January 28, 1991, to provide for funding upon the attainment of pay status by an Eligible Director. The Plan was again amended and restated effective as of March 28, 1994, to provide for changes in the amount and payment of benefits, and to make other administrative changes the Board of Directors felt desirable. The following provisions constitute and amendment and restatement of the Plan, effective January 1, 1999, to freeze future accruals under the Plan, convert the present value of accrued benefit to a fully vested, single sum account balance, and to make certain other changes.

1.3. Purpose of the Plan. The Plan was originally established to provide for the retirement security of certain of the members of the Boards of Directors of the Bank and the Company. In connection with a restructuring of benefits for employees and directors, all future accruals under the Plan were discontinued as of December 31, 1998.

ARTICLE II. - DEFINITIONS



2.1. Account. Shall mean a bookkeeping account established and maintained with respect to each Eligible Director. Neither the maintenance of nor the crediting of amounts to such Accounts shall be treated as the allocation of assets to such Account or a segregation of assets, or otherwise create a right in any person to receive specific assets under the Plan.

2.2. Account Balance. Shall mean an amount credited to the Eligible Director's Account which is the sum of (a) and (b):

         (a) A single sum amount which is the present value of the Eligible Director's Benefit Amount as of December 31, 1998; plus

         (b) earnings and/or losses deemed accrued on such Eligible Director's Account for periods after December 31, 1998, in accordance with
             Section 5.3.


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For purposes of this Section 2.2, present value shall be determined in accordance with the methodology used for determining lump sum payments under the St. Paul Federal Bank For Savings Employees' Pension Plan, as in effect on December 31, 1998. An Eligible Director shall at all times have a nonforfeitable right to receive 100% of his Account Balance upon termination of service as a member of the Board of Directors of the Bank and/or the Company.

2.3. Annual Compensation. Shall mean any and all retainers, meeting fees or committee fees paid to an individual on or before December 31, 1998, for services rendered as a member of the Board of Directors of the Bank and/or the Company or any of their respective subsidiaries. It shall not include any compensation received as an independent contractor or consultant or any compensation of a non-recurring nature such as a bonus paid to an Eligible Director. If, as of December 31, 1998, an Eligible Director has served for less than one year, then, for the purpose of the computation referred to herein, such Eligible Director's actual compensation shall be annualized.

2.4. Bank. Shall mean St. Paul Federal Bank For Savings.

2.5. Benefit Amount. Shall mean an annual amount which is the product of (a) and
(b):

         (a) the Benefit Percentage provided for the Years of Service the Eligible Director is credited with as of December 31, 1998; multiplied by
         (b) the Eligible Director's Annual Compensation received for services performed as a member of the Boards of Directors of either the Bank or the Company and as a member of the Board of Directors of any affiliate or subsidiary of the Bank or the Company (and as a member of any committee of such boards) during the 12- month period ended December 31, 1998 (or, if greater, during any of the three consecutive 12-month periods ending on or before December 31,
             1998), payable in equal monthly installments, over the aggregate number of full months the individual served as an outside director of either the Bank or the Company as of December 31, 1998.

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2.6. Benefit Percentage. Shall mean the applicable percentage as set forth in the following table:

        ------------------------------------------------------------------------
                           Schedule of Benefit Percentages
        ------------------------------------------------------------------------
        Full Months                           Benefit
        of Service                            Percentage
        ------------------------------------------------------------------------
        1 Month to 120 Months                 60%
        ------------------------------------------------------------------------
        121 Months to 240 Months              70%
        ------------------------------------------------------------------------
        Each Additional Full                  70% plus one additional percentage
        12 Month Period                       point (e.g., 71% for the first
                                              full 12 month period after 240
                                              Months) for each additional full
                                              12 Month period after 240 Months
                                              to a maximum of 100%.
        ------------------------------------------------------------------------


The Benefit Percentage shall apply to all full months of service as an Eligible Director earned as of December 31, 1998.

2.7. Company. Shall mean St. Paul Bancorp, Inc. or any successor.

2.8. Eligible Directors. Shall mean eligible members of the Boards of Directors of the Bank and the Company.

2.9. Plan. Shall mean this St. Paul Federal Bank For Savings and St. Paul Bancorp, Inc. Nonqualified Retirement Plan for Directors.

2.10. Year of Service. Shall mean each complete 12-month period ending on or before December 31, 1998, during which the Eligible Director provided services to the Bank or the Company as an outside director. Effective as of January 1, 1999, no additional Years of Service shall be earned by any Eligible Director.

ARTICLE III. - ELIGIBILITY

     Participation in the Plan is limited to those Eligible Directors who were participating in the Plan on or before December 31, 1998. No individual shall become eligible to participate in the Plan after December 31, 1998.

ARTICLE IV. - BENEFITS


4.1. Benefit Amount.

     Upon termination of service on the Board of Directors of both the Bank and the Company and any affiliate or subsidiary of the Bank or the Company, an Eligible Director shall be entitled to receive his Account Balance payable as described in this Article IV.

4.2. Payment of Benefits on Termination of Service.

     Payment of an Eligible Director's Account Balance shall be in a single lump sum cash payment as soon as practicable following the Eligible Director's termination of service on the Board of Directors of both the Bank and Company.


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4.3. Payment of Benefits on Death.

     Upon the death of an Eligible Director who has an Account Balance under the Plan, the Eligible Director's beneficiary shall be entitled to receive such Account Balance payable in a single lump sum cash payment as soon as practicable following the Eligible Director's death.

     An Eligible Director may designate a beneficiary to receive any benefits outstanding at his or her death by filing the appropriate form with the Committee. If the Eligible Director fails to designate a beneficiary, or the designated beneficiary predeceases the Eligible Director, the Eligible Director's beneficiary shall be his or her spouse or, if there is no surviving spouse, the Eligible Director's dependents, per stirpes, or, if there is no surviving spouse or dependents, the Eligible Director's estate.

4.4. No Right to Payment Upon Removal For Cause.

     An Eligible Director who is removed from the Board of Directors of the Bank or Company by the stockholders for "cause" or whose service as a member of the Board of Directors of the Bank or Company terminates in connection with circumstances which would constitute "cause" shall not be entitled to receive any benefits under this Plan. For purposes of the Plan, the term "cause" shall mean conduct as a director of the Bank or the Company or any subsidiary involving willful material misconduct, breach of material fiduciary duty involving personal profit, or gross negligence as to material duties.

4.5. No Right to Receive Parachute Payment.

     Notwithstanding any other provision of the Plan, whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Eligible Director, the Eligible Director shall not have any right to receive any payment or other benefit under the Plan, any other agreement, or any benefit plan if such payment or benefit, taking into account all other payments or benefits to or for the Eligible Director under the Plan, all other agreements, and all benefit plans, would cause any payment to the Eligible Director under the Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment") or a payment having the effect of a "parachute payment" under any future law. In the event that the receipt of any such payment or benefit under the Plan, any other agreement, or any benefit plan would cause the Eligible Director to be considered as having received a Parachute Payment under the Plan, then the Eligible Director shall have the right, in the Eligible Director's sole discretion, to designate those payments or benefits under the Plan, any other agreements and/or any benefit plans, which should be reduced or eliminated so as to avoid having the payment to the Eligible Director under the Plan be deemed to be a Parachute Payment.



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ARTICLE V. -- FUNDING

5.1. General Creditor Status: Each Eligible Director will be regarded as a general creditor of the Bank with respect to benefits derived from the Plan. Any cash, trust funds, property or other assets which the Bank earmarks to pay benefits under the Plan will remain the property of the Bank. The Eligible Directors and their beneficiaries shall not have any special rights to any assets, other than those of general creditors of the Bank.

5.2. Funding: The Bank and the Company shall maintain an irrevocable trust (the "Trust") that meets the "Rabbi Trust" guidelines set forth in the Internal Revenue Service Revenue Procedure 92-64, as amended or supplemented from time to time. The Bank shall be treated as the owner of the Trust under Subpart E or Subchapter J, Chapter 1 of the Code. As soon as practicable after December 31, 1998, the Bank or the Company shall make an irrevocable contribution to the Trust in an amount sufficient to satisfy the present value of all benefits under the Plan as of such date, as described in Section 2.2(a).

5.3. Deemed Investment of Accounts. Subject to such rules and limitations as the Board of Directors of the Bank may determine, each Eligible Director shall designate from among the assumed investment alternatives established by such Board, one or more assumed investments in which the amounts credited to his or her Account shall be deemed invested. An Eligible Director's Account Balance shall be adjusted upward or downward for increases and decreases in the fair market value of the investments in which it is deemed invested. Such adjustments shall occur (i) as of the last day of each calendar quarter, (ii) in the case of an Eligible Director who has terminated service, as of the most recent business day practicable preceding the date on which a distribution is to be made, and
(iii) at such other times as the Board of Directors of the Bank shall determine. On or before the first day of each calendar quarter, an Eligible Director may make a new election with respect to the assumed investments in which his or her Account shall be deemed invested in the future. Any such election shall be made in the form and at the time specified by the Board. In no event shall this
Section 5.3 be construed to provide an Eligible Director with a contractual right to control the investment of any assets or funds of the Bank or Company. The Board of Directors of the Bank may delegate its authority under this Section
5.3 to any officer of the Bank.

ARTICLE VI. - NONCOMPETE

     The right to receive or continue to receive payments under the Plan, is contingent upon an Eligible Director not becoming or having been an employee of any financial institution located within 50 miles of the Bank's headquarters for a one year period after termination of service on the Board of Directors of either the Bank or the Company.




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ARTICLE VII. -- MISCELLANEOUS

7.1. Amendment and Termination of the Plan.

     The Board of Directors of the Bank or of the Company may, at any time and from time to time, amend or terminate the Plan. However, no such amendment or termination of the Plan shall affect the right of any Eligible Director to benefits that have accrued through the date of such amendment or termination.

7.2. Merger or Other Business Combination.

     In the event of a merger or other business combination involving the Bank or the Company, the rights and obligations of the Bank and the Company under the Plan shall become the rights and obligations of the successor or acquiring entity or institution in the merger or business combination.

7.3. Other Plans.

     Nothing in the Plan shall be construed to affect the rights of the Eligible Director, his beneficiaries, or his estate to receive any retirement or death benefit under any other tax qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement, tax-deferred annuity or other retirement plan of the Bank or the Company or any other person or entity.

7.4. Non-Assignability.

     Benefits under the Plan may not be voluntarily or involuntarily assigned, alienated, pledged, transferred, or otherwise disposed of by the Eligible Director or any other person other than by will or in accordance with the laws of descent and distribution.

7.5. Titles.

     The titles to articles and paragraphs in the Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

7.6. Controlling Law.

     The Plan shall be construed according to the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois, excluding the choice of law rules thereof.

7.7. Gender and Number.

     Wheneverused herein, a masculine pronoun shall be deemed to include the feminine, and a plural word shall be deemed to include the singular and plural in all cases where the context requires.



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         IN WITNESS WHEREOF, the Bank and the Company have executed this Plan on the __________ day of ____________________, 1998.


                                               ST. PAUL FEDERAL BANK FOR SAVINGS


                                               By:
                                                  ------------------------------
ATTEST:


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                                               ST. PAUL FEDERAL BANK FOR SAVINGS


                                               By:
                                                  ------------------------------
ATTEST:


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